UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 29, 2005 (December 28, 2005)
WELLSFORD REAL PROPERTIES, INC.

(Exact Name of Registrant as Specified in Charter)
Maryland

(State or Other Jurisdiction of Incorporation)
1-12917	13-3926898

(Commission File Number)	(IRS Employer Identification No.)
535 Madison Avenue, New York, NY	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 838-3400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On December 28, 2005 the following compensation arrangements for executive officers of the Company were approved:

Name and Principal Position	Fiscal 2005 Bonus *	2006 Annualized Base Salary
Jeffrey H. Lynford
Chairman of the Board,
Chief Executive Officer
and President	$375,000**	$375,000**

James J. Burns
Senior Vice President -
Chief Financial Officer
and Secretary	300,000	248,199

William H. Darrow II
Vice President -
Managing Director	185,000	231,854

David M. Strong
Senior Vice President
Development	154,086**	211,612**

Mark P. Cantaluppi
Vice President - Chief
Accounting Officer	225,000	196,350

*	Payable on or about January 12, 2006
**	Payable pursuant to the terms of such executive's existing employment agreement with the Company.

In addition, the completion of the sale of the Company's three operating residential rental phases of its Palomino Park project triggered an incentive bonus calculation under the terms of Mr. Strong's October 19, 2004 Third Amended and Restated Employment Agreement ("Agreement"). As a result of reaching internal rate of return hurdles under the Agreement, Mr. Strong is entitled to a $604,745 payment which will be paid on or about January 13, 2006.

The Palomino Park sale also triggered the final payment of $643,000 under the terms of Mr. Lynford's employment agreement. This payment also will be made on or about January 13, 2006.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WELLSFORD REAL PROPERTIES, INC.

	By:	/s/ James J. Burns
James J. Burns Senior Vice President, Chief Financial Officer
Date: December 29, 2005

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